UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 4, 2017
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (308) 236-8491

___________________________________________________________

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

ITEM 8.01.	Other Events

ITEM 9.01(d).	Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On December 5, 2017, The Buckle, Inc. (the "Company") issued a press release announcing that at its December 4, 2017 quarterly meeting, the Board of Directors elected Thomas B. Heacock as a member of the Company’s Board of Directors effective immediately. Mr. Heacock currently serves the Company as Vice President of Finance, Treasurer and Chief Financial Officer, a position he has held since July 20, 2017. He has been employed by the Company since October 2003 and served as Vice President of Finance, Treasurer and Corporate Controller prior to his election as Chief Financial Officer. Mr. Heacock will continue to serve as a member of the Board’s Executive Committee. Mr. Heacock is the son-in-law of Dennis H. Nelson, who serves as President and Chief Executive Officer and a Director of the Company.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 8.01. Other Events

In the same press release, The Buckle, Inc. also announced a special cash dividend of $1.75 per share and a quarterly dividend of $0.25 per share to be paid together on January 26, 2018, for shareholders of record at the close of business on January 12, 2018.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d). Exhibits

Exhibit 99.1    Press Release Dated December 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: December 5, 2017	By:	/s/ THOMAS B. HEACOCK
Name: Thomas B. Heacock
Title: Vice President of Finance,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release Dated December 5, 2017